UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 27, 2017

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by VirnetX Holding Corporation (the “Company”) on June 6, 2017, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Public Intelligence Technology Associates, kk (Japanese Corporation) (“Investor”).  Pursuant to the Purchase Agreement, the Company agreed to issue and sell to Investor 5,494,505 shares of Common Stock in a private placement pursuant to an exemption from registration provided by 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) for a total purchase price of approximately $20,000,000, or $3.64 per share (the “Share Purchase”).

The Purchase Agreement provided for the Share Purchase to close no later than June 19, 2017, or such other date as is mutually agreed upon by the Company and the Investor. Due to unforeseen circumstances on the part of Investor, the Company and Investor have mutually agreed, on June 27, 2017, that the date for the closing of the Share Purchase shall be extended to a date no later than July 17, 2017.  No amendments were made to the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

By:	/s/ Kendall Larsen
Kendall Larsen Chief Executive Officer

Dated: June 28, 2017